Exhibit 31.1

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas Wagner, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Berkshire Grey, Inc. for the year ended December 31, 2022;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted]*

4.	[Intentionally omitted]*

5.	[Intentionally omitted]*

Berkshire Grey, Inc.

Date: May 1, 2023	By:	/s/ Thomas Wagner
Thomas Wagner
Chief Executive Officer
(Principal Executive Officer)

*	Paragraphs 3 through 5, omitted here, are included in Exhibit 31.1 to the Annual Report on Form 10-K filed by Berkshire Grey, Inc. on March 29, 2023.